Exhibit 99.1

FOR IMMEDIATE RELEASE

TAITRON ANNOUNCES VOLUNTARY NASDAQ DELISTING, CFO RESIGNATION AND THIRD QUARTER 2025 RESULTS

Notice of Plan to Voluntary Delist from Nasdaq and Deregister its Common Stock

LOS ANGELES, California – November 14, 2025 – Taitron Components Incorporated (NASDAQ:TAIT) announces the Company will voluntarily delist its common stock from The Nasdaq Stock Market (“Nasdaq”) and, based upon ownership of its shares by fewer than 300 holders of record, deregister its common stock under the Securities Exchange Act of 1934 and suspend its public reporting obligations.

Our Board of Directors concluded that the costs of maintaining the Nasdaq listing and remaining a public reporting company, including costs of compliance, the demands on management time and the Company resources required to maintain its listed and registered status, outweigh the benefits to the Company and its stockholders of continued Nasdaq listing and SEC reporting.

The Company will file a Form 25 with the Securities and Exchange Commission on or about November 24, 2025, and the Nasdaq delisting is expected to become effective on or about December 4, 2025, at which time trading on Nasdaq will cease. The common stock may thereafter be eligible for quotation on the Pink tier of OTC Markets Group if market makers commit to making a market in the Company’s shares. The Company can provide no assurance that trading in its common stock will continue on the OTC Markets Group or otherwise. After the Nasdaq delisting becomes effective, the Company will file a Form 15 with the Securities and Exchange Commission on or about December 8, 2025, at which time the Company anticipates that its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, will terminate permanently 90 days thereafter.

Departure of Chief Financial Officer

On November 10, 2025, David Vanderhorst resigned as Chief Financial Officer and Secretary of the Company, effective immediately. Mr. Vanderhorst will remain an employee of the Company, serving as the Company’s Controller. The Company’s President and Chief Executive Officer, Stewart Wang, has assumed the duties of principal financial officer and principal accounting officer of the Company.

Third Quarter 2025 Results

On November 14, 2025 –the Company announced its Third Quarter 2025 results.

TAITRON COMPONENTS INCORPORATED

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net product revenue	$529,000	$1,187,000	$2,778,000	$3,374,000
Cost of products sold	202,000	635,000	1,109,000	1,664,000
Gross profit	327,000	552,000	1,669,000	1,710,000

Selling, general and administrative expenses	516,000	530,000	1,651,000	1,683,000
Restructuring and severance expenses	-	-	1,680,000	-
Operating income (loss)	(189,000)	22,000	(1,662,000)	27,000

Interest income, net	54,000	68,000	158,000	223,000
Other income (expense), net	77,000	163,000	841,000	976,000
Income (loss) before income taxes	(58,000)	253,000	(663,000)	1,226,000

Income tax provision	-	(8,000)	(8,000)	(23,000)

Net income (loss)	$(58,000)	$245,000	$(671,000)	$1,203,000

Net income (loss) per share: Basic	$(0.01)	$0.04	$(0.11)	$0.20
Diluted	$(0.01)	$0.04	$(0.11)	$0.20

Weighted average shares outstanding: Basic	6,021,180	6,021,180	6,021,180	6,021,180
Diluted	6,021,180	5,999,180	6,021,180	6,011,180

Cash dividends declared per common share	$0.035	$0.050	$0.135	$0.150

Net income (loss)	$(58,000)	$245,000	$(671,000)	$1,203,000
Other comprehensive income (loss):
Foreign currency translation adjustment	5,000	36,000	(19,000)	8,000
Comprehensive income (loss)	(53,000)	281,000	(690,000)	1,211,000

TAITRON COMPONENTS INCORPORATED

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,960,000	$4,208,000
Accounts receivable, less allowances of $7,000	445,000	421,000
Short-term investments (Note 2)	5,929,000	5,179,000
Inventories, less reserves for obsolescence of $5,161,000, and $5,152,000, respectively (Note 3)	2,098,000	2,949,000
Prepaid expenses and other current assets (Note 4)	227,000	308,000
Total current assets	12,659,000	13,065,000
Property and equipment, net	2,883,000	3,029,000
Deferred taxes	1,543,000	1,542,000
Total assets	$17,085,000	$17,636,000

Liabilities and Equity
Current liabilities:
Accounts payable	$492,000	$251,000
Accrued liabilities	275,000	822,000
Accrued restructuring reserve	1,256,000	-
Total current liabilities	2,023,000	1,073,000

Commitments and contingencies (Note 6)

Equity:
Shareholders’ equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; None issued or outstanding	-	-
Class A common stock, $0.001 par value. Authorized 20,000,000 shares; 5,258,568 shares issued and outstanding	5,000	5,000
Class B common stock, $0.001 par value. Authorized, issued and outstanding 762,612 shares	1,000	1,000
Additional paid-in capital	11,486,000	11,484,000
Accumulated other comprehensive loss	(68,000)	(49,000)
Retained earnings	3,638,000	5,122,000
Total equity	15,062,000	16,563,000
Total liabilities and equity	$17,085,000	$17,636,000

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

CONTACTS:

Taitron Components Incorporated

Stewart Wang – T: 661-257-6060

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